Exhibit 10.2

THE DOW CHEMICAL COMPANY

2012 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose.

The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions or direct payments during specified time periods. The Plan supersedes the Company’s 2003-2013 Employees’ Stock Purchase Plan. No additional offerings shall commence under the 2003-2013 Employees’ Stock Purchase Plan after the date this Plan becomes effective; provided, however, that any offering that remains open at the time this Plan becomes effective shall remain open and be completed in accordance with the terms of the 2003-2013 Employees’ Stock Purchase Plan . The Plan is not intended to qualify as an “employee stock purchase plan” under Section 423 of the Code.

2. Definitions.

(a) “Base Salary” means, as of the Eligibility Date with respect to an Offering, regular base pay or wages payable to a Participant during the Offering and shall not include any overtime pay, shift premium, sales incentives and commissions, cash awards, performance pay, allowances, or compensation resulting from participation in this or any other similar employee stock purchase plan or other equity-based compensation plan; provided, however, that for employees paid on an hourly basis, “Base Salary” shall take into account such employee’s wage rate and regular work schedule as of the Eligibility Date with respect to the Offering.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d) “Committee” means the Compensation and Leadership Development Committee of the Board (or any successor), or such other committee designated by the Board, designated to oversee administration of the Plan.

(e) “Common Stock” means the common stock of the Company, par value $2.50 a share , or such other class or kind of shares or other securities as may be applicable under Section 17.

(f) “Company” means The Dow Chemical Company, a Delaware corporation, or any successor to substantially all of its business.

(g) “Designated Subsidiary” means any Subsidiary which has been designated by the Committee from time to time as eligible to participate in the Plan.

(h) “Eligibility Date” means the date designated by the Plan Administrator with respect to an Offering on which an Eligible Employee must be employed by the Company or a Designated Subsidiary to be eligible to participate in such Offering.

(i)	“Eligible Employee” means an Employee eligible to participate in the Plan under the terms of Section 3.

(j) “Employee” means any individual who is employed by the Company or any Designated Subsidiary to perform services in an employer-employee relationship and is classified as an employee by the Company or such Designated Subsidiary. Any individual who is not classified by the Company or a Designated Subsidiary as an employee shall not be considered an Employee for purposes of this Plan even if such individual is later determined (by a court or regulatory agency) to be an “employee” of the Company or a Designated Subsidiary for tax or other purposes.

(k) “Exercise Date” means the last day of each Offering and/or such other dates during an Offering on which a lump-sum payment and/or prepayment is received from a Participant and processed according to procedures as designated by the Plan Administrator.

(l) “Fair Market Value” means, as applied to a specific date, the closing market price of Common Stock, as reported on the consolidated transaction reporting system for New York Stock Exchange issues on such date or, if Common Stock was not traded on such date, on the following day on which the Common Stock was traded.

(m) “Final Payment Date” means the date designated by the Plan Administrator with respect to an Offering as the last day on which an Eligible Employee may withdraw from participation in the Offering and/or make a lump-sum payment with respect to the Offering.

(n) “Offering” means an offering that may be made under the Plan to Eligible Employees to purchase shares of Common Stock. The length, Offering Price and other material terms may differ for each Offering to the extent consistent with the terms of the Plan.

(o) “Offering Price” means with respect to an Offering an amount equal to the lower of (i) at least eighty-five percent (85%) of the Fair Market Value of the Common Stock on a date or the average Fair Market Value of the Common Stock over a period, in each case, specified by the Plan Administrator and (ii) other than with respect to Participants who elect to fund purchases in an Offering through a lump sum or prepayment payment prior to the Final Payment Date (for who the Offering Price will be determined under clause (i) of this Section 2(o)), the Fair Market Value of the Common Stock on the Final Payment Date for an Offering; provided, however, that the Offering Price may be adjusted pursuant to Section 17.

(p)	“Participant” means an Eligible Employee that elects to participate in the Plan, as described in Section 5.

(q)	“Plan” means this 2012 Employee Stock Purchase Plan.

(r) “Plan Administrator” means the Committee and/or an officer or group of officers of the Company designated by the Committee as Plan Administrator pursuant to Section 14.

(s) “Prepayment Start Date” means the date designated by the Plan Administrator with respect to an Offering as the first day on which a Participant may make a lump-sum payment with respect to an Offering as described in Section 6.

(t) “Subsidiary” means any business association (including a corporation or a partnership, other than the Company) in an unbroken chain of such associations beginning with the Company if each of the associations other than the last association in the unbroken chain owns equity interests (including stock or partnership interests) possessing 50% or more of the total combined voting power of all classes of equity interests in one of the other associations in such chain.

(u)	“Trading Day” means a day on which national stock exchanges are open for trading.

3. Eligibility.

Any Employee who is employed by the Company or a Designated Subsidiary and classified as a full-time, part-time or less-than-full-time employee on a given Eligibility Date shall be eligible to participate in the Offering to which such Eligibility Date relates. An Employee classified by the Company or a Designated Subsidiary as a less-than-full-time employee, or part-time employee on an Eligibility Date shall be eligible to participate in the related Offering only if such Employee has a work schedule as of the Eligibility Date of 50% or more of the standard hours defined as full-time in such Employee’s work location. Individuals who are classified as a temporary, co-op, intern or student status with the Company or Designated Subsidiary shall not be eligible to participate in this Plan. Notwithstanding anything herein to the contrary, Employees who, as of the Eligibility Date, beneficially own more than 5% of the Company’s outstanding Common Stock shall not be eligible to participate in this Plan.

4. Offering.

The Plan shall be implemented by a series of consecutive Offerings with the first Offering commencing in 2013, on such date designated by the Plan Administrator, and continuing thereafter until terminated in accordance with Section 18 hereof. The Plan Administrator shall have the authority to change the duration of future Offerings (including the commencement dates thereof) without stockholder approval so long as such change is announced prior to the scheduled beginning of the first Offering to be affected thereby.

5. Participation.

(a) An Eligible Employee may become a Participant in the Plan for an Offering by completing required documents (“Enrollment Documents”) and submitting them to the Company or third party plan administrator designated by the Company during an enrollment period established by the Plan Administrator prior to the beginning of the Offering. The Enrollment Documents and their submission may be in electronic form.

(b) The Enrollment Documents will set forth (i) the number of shares of Common Stock the Eligible Employee desires to purchase in an Offering or (ii) the percentage of the Eligible Employee’s Base Salary to be used to purchase shares of Common Stock in the Offering or (iii) an amount of an Eligible Employee’s Base Salary to be used to purchase shares of Common Stock in the Offering; provided, however, that, in any case, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering is the number of shares of Common Stock having an aggregate purchase price (taken together and based upon the per share Offering Price) equal to a designated percentage of such Eligible Employee’s Base Salary for the Offering (the “Applicable Percentage”) with the Applicable Percentage for each Offering determined by the Plan Administrator; provided, however, in no case shall the percentage exceed ten percent (10%) of such Eligible Employee’s Base Salary.

(c) The minimum number of shares that may be subscribed for in an Offering is five (5) shares of Common Stock.

(d) A Participant may discontinue his or her participation in the Plan for an Offering prior to the Final Payment Date thereof as provided in Section 10, or may decrease (but not increase) the rate of his or her payroll deductions and/or number of shares to be purchased in an Offering (but not below five (5) shares of Common Stock) by completing or filing new Enrollment Documents authorizing the change in the manner designated by the Plan Administrator. The Plan Administrator may, in its discretion, limit the number of participation rate changes during any Offering. Any change in the rate of payroll deductions shall be effective with the first full payroll period following the administrative deadline established by the Plan Administrator.

6. Payment Method.

(a) A Participant’s Enrollment Documents shall include an irrevocable election by the Participant to either contribute directly (in a lump-sum payment on or prior to the Final Payment Date) the aggregate Offering Price for the shares he or she elects to purchase in the Offering or have payroll deductions made on each pay day during the Offering in an amount not exceeding the Applicable Percentage for the Offering which he or she receives on each pay day during the Offering to fund such aggregate Offering Price.

(b) Participants electing lump-sum payment shall remit payment in a single lump sum to the Company for the entire subscription amount at any time after the Prepayment Start Date and on or before the Final Payment Date. In addition, Participants electing payroll deductions shall be permitted to make a lump-sum payment equal to some or all of such Participant’s unpaid subscription at any time after the Prepayment Start Date and on or before the Final Payment Date. If a Participant (whether or not such Participant initially elected a lump-sum payment) remits such payment prior to the Final Payment Date, the Offering Price for such Participant will be fixed for such Offering based on the Offering Price then in effect (meaning that the purchase is final and the Participant’s Offering Price will not be reduced, if applicable, as a result of the Fair Market Value of the Common Stock on the Final Payment Date). Unless the Plan Administrator determines otherwise, if a Participant (whether or not such Participant initially elected a lump-sum payment or payroll deduction) makes a partial payment to the Company of the amount subscribed on or prior to the Final Payment Date, the Participant shall be deemed to have reduced his or her subscription to a lesser number of shares of Common Stock based on such partial payment, provided, that no reduced subscription shall be for less than five (5) shares. In the event an elected lump-sum payment is not received by the Company prior to the close of business on the Final Payment Date, the Participant shall be deemed to have withdrawn from participation in the Offering.

(c) Participants shall pay for their subscriptions in the currency in which they are paid based on a conversion rate established by the Plan Administrator.

7. Grant of Option.

On the first day of each Offering, each Eligible Employee participating in such Offering shall be granted an option to purchase on the Exercise Date of such Offering (at the applicable Offering Price) up to a number of shares of the Company’s Common Stock either designated in the Eligible Employee’s Enrollment Documents or determined by dividing such Eligible Employee’s payroll deductions accumulated and/or other contributions on or prior to such Exercise Date by the applicable Offering Price, subject to the maximum number of shares that may be purchased as set forth in Section 5(b) and the limitations set forth in Section 13(a). Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn from participation in the Offering. The option shall expire on the last day of the Offering.

8. Exercise of Option.

(a) Unless a Participant withdraws from participation in an Offering, his or her option for the purchase of shares hereunder shall be automatically exercised on the applicable Exercise Date, which shall be either (i) as and when any lump-sum payment and/or prepayment is received from the Participant in accordance with Section 6 and processed according to procedures as designated by the Plan Administrator or (ii) the last day of the Offering, and the appropriate number of shares shall be purchased for such Participant at the applicable Offering Price with the lump-sum contribution and/or accumulated payroll deductions. If not all of a Participant’s accumulated payroll deductions or lump-sum contributions are applied to the purchase of shares on the Exercise Date, then the Company shall return the excess amounts (without interest) to the Participant.

(b) The Participant must make adequate provision for federal, state, or other tax withholding obligations, if any, which arise in connection with the exercise of the option to purchase shares of Common Stock hereunder. By electing to participate in the Plan, a Participant authorizes the Company to withhold from the Participant’s compensation and/or the shares of Common Stock otherwise issuable to the Participant under the Plan, the amounts necessary to satisfy any such applicable tax withholding obligations. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation and/or, in the Plan Administrator’s sole discretion, the shares of Common Stock otherwise issuable to the Participant under the Plan, the amount necessary for the Company to satisfy any applicable tax withholding obligations.

9. Delivery.

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, of the shares purchased upon exercise of his or her option hereunder.

10. Withdrawal.

(a) A Participant may withdraw from participation in an Offering at any time on or before the Final Payment Date for the Offering by giving notice to the Company in the manner designated by the Plan Administrator. Promptly following a Participant’s withdrawal from participation in an Offering, the Company shall return all of the Participant’s accumulated payroll deductions (without interest) to the Participant.

(b) A Participant’s withdrawal from participation in an Offering shall not have any effect upon his or her eligibility to participate in succeeding Offerings which commence after the termination of the Offering from which the Participant withdraws.

11. Termination of Employment.

Unless otherwise determined by the Plan Administrator, upon a Participant’s ceasing to be an Eligible Employee for any reason during an Offering such Participant shall: (i) if such Participant elected payment by lump-sum payment for such Offering, be deemed to have withdrawn from participation in the Offering or (ii) if such Participant elected payment by payroll deductions for such Offering, be deemed to have elected to cause the Company to process the Participant’s accumulated payroll deductions up to the time of the cessation as if such amounts had been paid as a prepayment pursuant to Section 6 on the date of such cessation (based on the Offering Price then in effect). No additional payroll deductions or other amounts shall be accumulated following the date the Participant ceases to be an Eligible Employee.

12. Interest.

No interest shall accrue on the payroll deductions of or lump sum payments made by a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 17 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for purchase under the Plan shall be 35,000,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

(b) The Participant shall have no interest or voting right in shares covered by his option until such option has been exercised and shares have been issued to the Participant.

14. Administration.

The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. The Board and/or the Committee may delegate all matters relating to the administration of the Plan and any Offering under the Plan to one or more of the Company’s officers as the Board and/or Committee so determines. Subject to the express provisions of the Plan, the Committee shall have authority to interpret and construe any and all provisions of the Plan, to adopt rules for administering the Plan, to develop and approve all documents necessary for carrying out the Plan, to establish the start and end dates for each Offering, to establish the method for determining the Offering Price for each Offering, and to make all other determinations deemed necessary or advisable for administering the Plan.

15. Transferability.

Neither accumulated payroll deductions nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from participation in the applicable Offering. During a Participant’s lifetime, a Participant’s option to purchase shares hereunder is exercisable only by him or her.

16. Use of Funds.

All payroll deductions and lump sum payments received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions and lump sum payments.

17. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a) The number of shares available for issuance under the Plan, the maximum number of shares each Participant may purchase per Offering, as well as the Offering Price and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be equitably adjusted by the Committee to reflect any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend or distribution of securities, property or cash (other than regular, quarterly cash dividends), or any other event or transaction that affects the number or kind of shares of Common Stock outstanding. Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. The Committee shall have the authority to adjust not only the number of securities, but also the class and kind of securities subject to the Plan and to make appropriate adjustments in the price of such securities if other than shares of Common Stock of the Company, so long as any such action complies with applicable law.

(b) In the event of the proposed dissolution or liquidation of the Company, the Offering then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Plan Administrator shall notify each Participant, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 10.

(c) In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger, consolidation or similar transaction involving the Company with or into another corporation in which the Company is not the surviving, controlling corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering then in progress shall be shortened by setting a New Exercise Date. The

New Exercise Date shall be before the date of the transaction described in this Section 17(c) is consummated. The Plan Administrator shall notify each Participant, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering as provided in Section 10.

(d) The existence of the Plan and any options granted hereunder shall not affect in any way the right and power of the Company or any subsidiary or affiliate of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the shares of Common Stock, additional shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

18. Amendment or Termination.

(a) The Committee may at any time and for any reason suspend, terminate or amend the Plan. The Committee may terminate an Offering prior to any Exercise Date if the Committee determines that the termination of the Offering or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 17 and this Section 18, no amendment may make any change in any option theretofore granted which materially and adversely affects the rights of any Participant. To the extent necessary to comply with the listing standards of the New York Stock Exchange, or other applicable laws or regulations, the Company shall obtain shareholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Committee shall be entitled to add or delete Designated Subsidiaries to be eligible to participate in the Plan, change the Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Base Salary, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

19. Notices.

All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

20. Conditions Upon Issuance of Shares.

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

21. Term of Plan.

This Plan was adopted by the Board as of February 9, 2012, and it will become effective (the “Effective Date”) when it is approved by the Company’s shareholders. The Plan shall continue in effect for a term of ten (10) years unless sooner terminated by the Board or its delegate.

22. Governing Law.

This Plan shall be governed by the laws of the State of Delaware.

23. No Enlargement of Employee Rights.

Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Designated Subsidiary, or to interfere with the right of the Company or Designated Subsidiary to discharge any Employee at any time.

24. Rules for Foreign Jurisdictions.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. The Committee may also adopt sub-plans applicable to particular Designated Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 13, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.